U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2017

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreement

On February 23, 2017, iBio, Inc. (the “Company”) entered into an Exchange Agreement with Bryan Capital Investors LLC (“Bryan Capital Investors”), the minority owner of the Company’s subsidiary iBio CMO LLC (“iBio CMO”). Pursuant to the Exchange Agreement, the Company issued to Bryan Capital Investors one share of the Company’s iBio CMO Preferred Tracking Stock, par value $0.001 per share (the “Preferred Tracking Stock”), in exchange for 29,990,000 units of limited liability company interests of iBio CMO held by Bryan Capital Investors. The terms of the Preferred Tracking Stock are described under Item 3.03 Material Modification to Rights of Security Holders of this Current Report on Form 8-K.

After giving effect to the transactions contemplated in the Exchange Agreement, the Company owns 99.99% of iBio CMO and Bryan Capital Investors owns 0.01% of iBio CMO.

Bryan Capital Investors is an affiliate of Eastern Capital Limited, a stockholder of the Company. On January 13, 2016, the Company entered into a share purchase agreement with Eastern Capital Limited which contained a three-year standstill agreement restricting additional acquisitions of the Company’s equity by Eastern Capital Limited and its controlled affiliates to limit its beneficial ownership of the Company’s outstanding shares of common stock to a maximum of 38%, absent the approval by a majority of the Company’s board of directors. With respect to the standstill agreement, the Company’s Board of Directors, acting unanimously, invited Bryan Capital Investors to enter into the Exchange Agreement and approved the issuance of one share of the Company’s Preferred Tracking Stock to Bryan Capital Investors.

The issuance of the share of Preferred Tracking Stock to Bryan Capital Investors under the Exchange Agreement is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a condensed consolidated pro forma balance sheet of the Company and its subsidiaries as of December 31, 2016 prepared to give effect to the transactions contemplated in the Exchange Agreement.

Amendment to iBio CMO LLC Limited Liability Company Operating Agreement

In connection with the Exchange Agreement, the Company and Bryan Capital Investors entered into an amendment to the Amended and Restated Limited Liability Company Agreement of iBio CMO. The amendment provides that Bryan Capital Investors may continue to appoint one manager to iBio CMO’s board of managers, so long as Bryan Capital Investors or its affiliates hold any interest in iBio CMO. The Company continues to have the right to appoint a majority of the board of managers of iBio CMO. The amendment further provides that Bryan Capital Investor’s approval is required for any additional capital contributions to iBio CMO. However, if iBio CMO’s board of managers determines that additional capital contributions are required, iBio CMO’s members have agreed to negotiate in good faith the terms of such additional capital contributions.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 under the heading “Exchange Agreement” is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 3.03 Material Modification to Rights of Security Holders.

On February 23, 2017, the Board of Directors of the Company created a series of preferred stock, designated as the “iBio CMO Preferred Tracking Stock,” par value $0.001 per share (the “Preferred Tracking Stock”), out of the Company’s 1,000,000 authorized shares of preferred stock. On February 23, 2017, the Company filed with the Secretary of State of the State of Delaware a certificate of designation (the “Certificate of Designation”) which became effective on February 23, 2017, authorizing one share of Preferred Tracking Stock and establishing the designation, powers, preferences and rights of the Preferred Tracking Stock. The Preferred Tracking Stock accrues dividends at the rate of 2% per annum on the original issue price of $13 million per share. The holders of Preferred Tracking Stock, voting separately as a class, are entitled to approve by the affirmative vote of a majority of the shares of Preferred Tracking Stock outstanding any amendment, alteration or repeal of any of the provisions of, or any other change to, the Certificate of Incorporation of the Company or the Certificate of Designation that adversely affects the rights, powers or privileges of the Preferred Tracking Stock, any increase in the number of authorized shares of Preferred Tracking Stock, the issuance or sale of any additional shares of Preferred Tracking Stock or any securities convertible into or exercisable or exchangeable for Preferred Tracking Stock, the creation or issuance of any shares of any additional class or series of capital stock unless the same ranks junior to the Preferred Tracking Stock, or the reclassification or alteration of any existing security of the Company that is junior to or pari passu with the Preferred Tracking Stock, if such reclassification or alteration would render such other security senior to the Preferred Tracking Stock. Except as required by applicable law, the holders of Preferred Tracking Stock have no other voting rights. Accrued dividends are payable if and when declared by the Board of Directors, upon an exchange of the shares of Preferred Tracking Stock and upon a liquidation, winding up or deemed liquidation (such as a merger) of the Company. No dividend may be declared or paid or set aside for payment or other distribution declared or made upon the Company’s common stock and no common stock may be redeemed, purchased or otherwise acquired for any consideration by the Company unless all accrued dividends on all outstanding shares of Preferred Tracking Stock are paid in full.

At the election of the Company or holders of a majority outstanding shares of Preferred Tracking Stock, each outstanding share of Preferred Tracking Stock may be exchanged for 29,990,000 units of limited liability company interests of iBio CMO. Such exchange may be effected only after March 31, 2018, or in connection with a winding up, liquidation or deemed liquidation (such as a merger) of the Company or iBio CMO. In addition, such exchange will take effect upon a change in control of iBio CMO.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2017, the Company filed with the Secretary of State of the State of Delaware, the Certificate of Designation, effective as of February 23, 2017. The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” is incorporated herein by reference thereto. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended June 30, 2016, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation, Preferences and Rights of the iBio CMO Preferred Tracking Stock of iBio, Inc.*
10.1	Exchange Agreement, dated February 23, 2017, between iBio, Inc. and Bryan Capital Investors LLC *
10.2	Amendment No. 1, dated February 23, 2017, to the Amended and Restated Limited Liability Company Agreement of iBio CMO LLC, dated January 13, 2016, between the Company, Bryan Capital Investors LLC and iBio CMO LLC*
99.1	Condensed Consolidated Pro Forma Balance Sheet of iBio, Inc. and its subsidiaries as of December 31, 2016 *

_________________

*Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.
Date: February 24, 2017	By: /s/Robert B. Kay Robert B. Kay Executive Chairman and CEO